Exhibit 3(i)(b)



                            AMENDED AND RESTATED

                          ARTICLES OF INCORPORATION

                                     OF

                             VITAL LIVING, INC.



     We  the  undersigned President and Secretary of VITAL  LIVING,  INC.  do

hereby certify:

     That  the  Board  of Directors of said Corporation, at  a  meeting  duly convened  and  held on the 31st day of July, 2001, adopted  a  resolution  to amend and restate the original Articles as follows:

Article I - NAME

The exact name of this corporation is:

                             VITAL LIVING, INC.

Article II - REGISTERED OFFICE AND RESIDENT AGENT

          The  registered office and place of business in the State of Nevada of this corporation shall be located at 1850 E. Flamingo Road, Suite 111, Las

Vegas,  Nevada.   The  resident agent of the corporation  is  Securities  Law

Institute,  whose  address is 1850 E. Flamingo Road, Suite  111,  Las  Vegas,

Nevada  89119.

Article III - DURATION

     The Corporation shall have perpetual existence.

Article IV - PURPOSES

     The   purpose,  object  and  nature  of  the  business  for  which  this corporation is organized are:

          (a)   To  engage  in  any lawful activity, (b)  To  carry  on  such business as may be necessary, convenient, or desirable to accomplish the above purposes, and to do all other things incidental thereto which  are not forbidden by law or by these Articles of Incorporation.

Article V - POWERS

     This  Corporation is formed pursuant to Chapter 78 of the Nevada Revised

Statutes.   The  powers of the Corporation shall be those powers  granted  by

78.060 and 78.070 of the Nevada Revised Statutes under which this corporation

is  formed.   In addition, the corporation shall have the following  specific powers:

          (a)  To elect or appoint officers and agents of the corporation and to  fix  their compensation; (b)  To act as an agent for any individual,

     association,  partnership, corporation or other legal  entity;  (c)   To

     receive, acquire, hold, exercise rights arising out of the ownership  or possession  thereof,  sell, or otherwise dispose  of,  shares  or  other interests in, or obligations of, individuals, association, partnerships,

     corporations,  or governments; (d)  To receive, acquire,  hold,  pledge,

     transfer,  or otherwise dispose of shares of the corporation,  but  such shares  may  only be purchased, directly or indirectly,  out  of  earned surplus;  (e)  To make gifts or contributions for the public welfare  or for charitable, scientific or educational purposes.

Article VI - CAPITAL STOCK

          Section  1.   Authorized Shares.  The total number of shares  which

     this  corporation is authorized to issue is 100,000,000 shares of Common

     Stock  of  $.001 par value and 50,000,000 shares of Preferred  Stock  of

     $.001  par  value. The authority of the Corporation to issue  non-voting convertible and/or non-voting non-convertible preferred shares  together with  additional classes of shares may be limited by resolution  of  the

     Board  of Directors of the Corporation.  Preferred shares and additional classes  of  shares  may be issued from time to time  as  the  Board  of

     Directors may determine in their sole judgment and without the necessity of action by the holders of Shares.

          Section  2.   Voting Rights of Stockholders.  Each  holder  of  the

     Common  Stock  shall  be entitled to one vote for each  share  of  stock standing in his name on the books of the corporation.

          Section  3.  Consideration for Shares.  The Common Stock  shall  be issued  for such consideration, as shall be fixed from time to  time  by the  Board of Directors.  In the absence of fraud, the judgment  of  the

     Directors as to the value of any property or services received  in  full

     or  partial  payment for shares shall be conclusive.   When  shares  are

     issued  upon  payment  of  the  consideration  fixed  by  the  Board  of

     Directors, such shares shall be taken to be fully paid stock  and  shall

     be   non-assessable.   The  Articles  shall  not  be  amended  in   this

     particular.

          Section  4.  Stock Rights and Options.  The corporation shall  have the power to create and issue rights, warrants, or options entitling the holders  thereof  to purchase from the corporation  any  shares  of  its capital stock of any class or classes, upon such terms and conditions and at such times and prices as the Board of Directors may provide,

     which  terms  and conditions shall be incorporated in an  instrument  or instruments  evidencing  such rights.  In  the  absence  of  fraud,  the judgment  of the Directors as to the adequacy of consideration  for  the issuance of such rights or options and the sufficiency thereof shall  be conclusive.

Article VII - MANAGEMENT

     For  the  management of the business, and for the conduct of the affairs of the corporation, and for the future definition, limitation, and regulation of  the powers of the corporation and its directors and stockholders,  it  is further provided:

          Section  1.   Size of Board.  The number of the Board of  Directors

     shall  be  two  (2).  Such number may from time to time be increased  or decreased  in  such manner as prescribed by the Bylaws.  Directors  need not be stockholders.

          Section  2.  Powers of Board.  In furtherance and not in limitation of the powers conferred by the laws of the State of Nevada, the Board of

     Directors is expressly authorized and empowered:

          (a)   To  make, alter, amend, and repeal the Bylaws subject to  the power  of  the stockholders to alter or repeal the Bylaws  made  by  the

     Board of Directors;

          (b)   Subject  to the applicable provisions of the Bylaws  then  in effect, to determine, from time to time, whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the corporation, or any of them, shall be open  to stockholder inspection.  No stockholder shall have any right to  inspect any  of  the accounts, books or documents of the corporation, except  as permitted by law, unless and until authorized to do so by resolution  of the Board of Directors or of the stockholders of the Corporation;

          (c)    To   authorize  and  issue,  without  stockholder   consent,

     obligations of the Corporation, secured and unsecured, under such  terms and  conditions as the Board, in its sole discretion, may determine, and to  pledge  or  mortgage, as security therefore, any  real  or  personal property of the corporation, including after-acquired property;

          (d)   To  determine whether any and, if so, what part of the earned

     surplus  of  the  corporation  shall  be  paid  in  dividends   to   the

     stockholders,  and to direct and determine other use and disposition  of any such earned surplus;

          (e)   To  fix, from time to time, the amount of the profits of  the corporation  to be reserved as working capital or for any  other  lawful purpose;

          (f)   To  establish bonus, profit-sharing, stock option,  or  other types  of  incentive  compensation plans for  the  employees,  including officers  and  directors, of the corporation, and to fix the  amount  of profits  to  be shared or distributed, and to determine the  persons  to participate  in  any  such  plans and the  amount  of  their  respective participations.

          (g)   To  designate,  by  resolution or  resolutions  passed  by  a majority of the whole Board, one or more committees, each consisting  of two  or  more  directors,  which, to the extent  permitted  by  law  and authorized by the resolution or the Bylaws, shall have and may  exercise the powers of the Board;

          (h)   To provide for the reasonable compensation of its own members by  Bylaw,  and  to  fix  the  terms  and  conditions  upon  which  such compensation will be paid;

          (i)   In addition to the powers and authority hereinbefore,  or  by statute,  expressly  conferred  upon it,  the  Board  of  Directors  may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions  of  the  laws of the State of Nevada, of these  Articles  of

     Incorporation, and of the Bylaws of the corporation.

          Section  3.   Interested  Directors.  No  contract  or  transaction

     between  this  corporation  and any of its directors,  or  between  this corporation and any other corporation, firm, association, or other legal entity  shall be invalidated by reason of the fact that the director  of the  corporation  has  a  direct  or  indirect  interest,  pecuniary  or otherwise,  in such corporation, firm, association, or legal entity,  or because the interested director was present at the meeting of the  Board of  Directors  which  acted upon or in reference  to  such  contract  or transaction,  or because he participated in such action, provided  that:

     (1)  the interest of each such director shall have been disclosed to  or known by the Board and a disinterested majority of the Board shall have,

     nonetheless,  ratified and approved such contract or  transaction  (such interested director or directors may be counted in determining whether a quorum is present for the meeting at which such ratification or approval is given); or (2) the conditions of N.R.S. 78.140 are met.

          Section 4.  Name and Address.  The name and post office address  of the  Board of Directors which shall consist of two (2) persons who shall hold office until their successors are duly elected and qualified, is as follows:

          NAME                     ADDRESS

          BRADLEY EDSON                 2800 So. Rural Road
                                        Tempe, AZ 85282

          MARTIN GERST                  2800 So. Rural Road
                                        Tempe, AZ 85282

Article VIII - PLACE OF MEETING;  CORPORATE BOOKS

     Subject  to  the laws of the State of Nevada, the stockholders  and  the directors  shall  have power to hold their meetings, and the directors  shall have  power  to have an office or offices and to maintain the  books  of  the

Corporation outside the State of Nevada, at such place or places as may  from time to time be designated in the Bylaws or by appropriate resolution.

Article IX - AMENDMENT OF ARTICLES

     The  provisions  of  these  Articles of Incorporation  may  be  amended,

altered  or  repealed  from  time to time to the extent  and  in  the  manner prescribed  by  the  laws of the State of Nevada, and  additional  provisions authorized by such laws as are then in force may be added.  All rights herein conferred on the directors, officers and stockholders are granted subject  to this reservation.

Article X - LIMITED LIABILITY OF OFFICERS AND DIRECTORS

     Except as hereinafter provided, all past, current and/or future officers and  directors  of  the  corporation shall not be personally  liable  to  the corporation or its stockholders for damages for breach of fiduciary duty as a director  or officer.  This limitation on personal liability shall not  apply to  acts  or  omissions which involve intentional misconduct, fraud,  knowing violation  of  law,  or unlawful distributions prohibited by  Nevada  Revised

Statutes Section 78.300.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 13,626,554; that the said changes  and amendments have been consented to and approved by a majority  of the  stockholders  holding  at  least a majority  of  stock  outstanding  and entitled to vote thereon at a meeting of the Shareholders held July 31, 2001.

       Dated: August 14, 2001

                              /s/ Bradley Edson ______________________
                              BRADLEY EDSON, President


                              /s/ Martin Gerst________________________
                              MARTIN GERST, Secretary



STATE OF NEVADA     )
                    )  SS:
COUNTY OF CLARK     )

     On  August  14,  2001, personally appeared before me, a  Notary  Public,
BRADLEY EDSON and MARTIN GERST, who are the President and Secretary, respectively, of VITAL LIVING, INC. and who acknowledged to me that they executed the above instrument on behalf of the Corporation.


                              /s/ Debra K. Amigone
                              NOTARY PUBLIC